     As filed with the Securities and Exchange Commission on June 23, 1999
                          Registration No.  333-07345

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             OMNIPOINT CORPORATION
            (Exact name of registrant as specified in its charter)


               Delaware                                       04-296720
     (State or other jurisdiction of                      (I.R.S. Employer
     Incorporation or organization)                       Identification No.)

       3 Bethesda Metro Center
              Suite 400
          Bethesda, Maryland                                      20814
(Address of principal executive offices)                       (Zip Code)


    OMNIPOINT CORPORATION AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN (formerly known as OMNIPOINT CORPORATION 1996 EMPLOYEE STOCK PURCHASE PLAN)
                            (Full title of plan)


(Name, address and telephone
number of agent for service)                           (Copy to:)
    DOUGLAS G. SMITH                           EDWIN M. MARTIN, JR., ESQ.
 Omnipoint Corporation                           Piper & Marbury L.L.P.
3 Bethesda Metro Center                       1200 Nineteenth Street, N.W.
      Suite 400                                 Washington, D.C.  20036
Bethesda, Maryland 20814                             (202) 861-3900
    (301) 951-2500


                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                                                                              Proposed
                                                     Amount                    Maximum                 Amount of
                                                      to be                   Aggregate              Registration
   Title of Securities to be Registered            Registered            Offering Price (2)             Fee (2)
---------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value                             250,000 (1)                $4,625,000              $1,285.75
=====================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions and an indeterminate number of plan participation interests to be offered or sold pursuant to the Amended and Restated Employee Stock Purchase Plan.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of Omnipoint Corporation Common Stock reported on the Nasdaq National Market on June 18, 1999 (i.e., $18.50). Pursuant to Rule 457(h)(2), no separate registration fee is provided for the participation interests in the Amended and Restated Employee Stock Purchase Plan.

                           INCORPORATION BY REFERENCE

     In accordance with General Instruction E to Form S-8, the contents of the Registration Statement filed by Omnipoint Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") (File No. 333-07345), with respect to securities offered pursuant to the Company's 1996 Employee Stock Purchase Plan, is hereby incorporated by reference.

     In addition, the following documents which have been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:


     (a) Annual Report of the Registrant on Form 10-K for the fiscal year ended December 31, 1998;

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

     (c) Description of Common Stock of the Registrant contained or incorporated in the registration statements filed by the Registrant under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant and the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


                                    EXHIBITS

EXHIBIT
NUMBER        DESCRIPTION
---------     ------------------------------------------------------------------
 4.0          Omnipoint Corporation Amended and Restated Employee Stock Purchase
              Plan (incorporated by reference to the Company's Schedule 14A,
              Definitive Proxy Statement, filed with the Commission on April 27,
              1999, File No. 001-14419)
 5.0          Opinion of Piper & Marbury L.L.P., counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered for issuance under the Plan (filed herewith)
23.1          Consent of Counsel (contained in Exhibit 5.0)
23.2          Consent of Independent Accountants (filed herewith)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on the 22nd day of June, 1999.

                              OMNIPOINT CORPORATION



                              By:  /s/ Douglas G. Smith
                                   --------------------
                                   Douglas G. Smith
                                   President, Chief Executive Officer, and
                                   Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Administrator of the Omnipoint Corporation Amended and Restated Employee Stock Purchase Plan has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on the 22nd day of June, 1999.

                              OMNIPOINT CORPORATION
                              AMENDED AND RESTATED EMPLOYEE
                              STOCK PURCHASE PLAN

                              By: /s/ Richard L. Fields
                                  ---------------------

                              Richard L. Fields
                              Member of Compensation Committee

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                             Title                                    Date
---------                                             -----                                    ----

/s/ Douglas G. Smith                 President, Chief Executive Officer, and              June 22, 1999
--------------------------------              Chairman of the Board
Douglas G. Smith                          (Principal Executive Officer)

/s/Harry Plonskier                          Chief Accounting Officer                      June 22, 1999
--------------------------------   (Principal Financial and Accounting Officer)
Harry Plonskier

     A majority of the Board of Directors (Richard L. Fields, Evelyn Goldfine, Arjun Gupta, James N. Perry, Jr., James J. Ross, George F. Schmitt, Douglas G. Smith).

Date:                June 22, 1999             By:  /s/ Edwin M. Martin, Jr.
                                                   ----------------------------
                                                        Edwin M. Martin, Jr.
                                                         Attorney-In-Fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------------------------------------------------------
 4.0           Omnipoint Corporation Amended and Restated Employee Stock Purchase
               Plan (incorporated by reference to the Company's Schedule 14A,
               Definitive Proxy Statement, filed with the Commission on April 27,
               1999, File No. 001-14419)
 5.0           Opinion of Piper & Marbury L.L.P., counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered for issuance under the Plan (filed herewith)
23.1           Consent of Counsel (contained in Exhibit 5.0)
23.2           Consent of Independent Accountants (filed herewith)